UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On November 14, 2017, Onconova Therapeutics, Inc. (the “Company”) received a letter from the Nasdaq Staff stating that the Company had not been able to regain compliance with Nasdaq’s $2.5 million minimum stockholders’ equity requirement (the “Stockholders’ Equity Requirement”), and that the Staff had determined to seek to delist the Company’s securities from Nasdaq unless the Company requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

Accordingly, the Company intends to request a hearing before a Panel, which has the authority to grant the Company an additional extension of time of up to 180 calendar days from November 14, 2017 to regain compliance. The hearing request will stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing.  The Company is working with its advisors to prepare a plan of compliance to be reviewed with the Panel.

The Company is required to meet certain qualitative and financial tests to maintain the listing of the Company’s securities on The Nasdaq Capital Market.  As previously disclosed, as of March 31, 2017, June 30, 2017 and September 30, 2017, the Company’s total stockholders’ equity was $(2.7) million, $0.4 million and $(6.1) million, respectively.  As a result, the Company did not comply with the Stockholders’ Equity Requirement, nor the alternative compliance standards under Nasdaq Listing Rule 5550(b) for the continued listing of the Company’s securities on The Nasdaq Capital Market.   On May 19, 2017, the Company received a letter (the “May Letter”) from the Nasdaq Staff notifying the Company of its noncompliance with the Stockholders’ Equity Requirement.  The May Letter indicated that the Nasdaq Staff may grant an extension up to 180 calendar days from the date of the May Letter, or until November 15, 2017, for the Company to regain compliance.  However, due to the completion of the Company’s April 2017 underwritten public offering of the Company’s common stock and a change in the fair value of a warrant liability, the Company regained compliance with the Stockholders’ Equity Requirement. On August 16, 2017, the Company received a second letter from the Nasdaq Staff notifying the Company of its noncompliance with the Stockholders’ Equity Requirement and providing the Company with 45 days to submit a plan of compliance, which the Company submitted on October 2, 2017, and, updated on October 31, 2017 and November 10, 2017.

If the Company’s securities are delisted, it could be more difficult to buy or sell the Company’s securities and to obtain accurate quotations, and the price of the Company’s securities could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2017	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
		Name:	Mark Guerin
		Title:	Chief Financial Officer

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